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                                                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-______) pertaining to ICVERIFY, Inc. 1995 Stock Option Plan as assumed by CyberCash, Inc. of our report dated March 13, 1998, except for Note 13, as to which the date is March 16, 1998, with respect to the consolidated financial statements of CyberCash, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP
Vienna, Virginia
April 30, 1998